UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 15, 2024

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreements with Camping World

On November 15, 2024, certain indirect subsidiaries (“Asset Sellers”) of Lazydays Holdings, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among Asset Sellers, the Company, as Guarantor, and certain subsidiaries of Camping World Holdings, Inc. (collectively, “Buyer”), pursuant to which Sellers agreed to sell all of the assets (the “Purchased Assets”) contributing to the operation of Sellers’ recreational vehicle sales and service business operated out of Sellers’ facilities in Elkhart, Indiana, Surprise, Arizona, Murfreesboro, Tennessee, Sturtevant, Wisconsin, Council Bluffs, Iowa, Portland, Oregon, and Woodland, Washington (the “Business”) to Buyer (the “Asset Sale”) for approximately $7 million (plus further cash for RV inventory and service work in process at closing), subject to certain adjustments and the terms and conditions set forth therein.

The Asset Purchase Agreement contains customary representations, warranties and covenants related to the Business and the Asset Sale. Between the date of the Asset Purchase Agreement and the final closing of the Asset Sale, Asset Sellers have agreed to operate the Business in the ordinary course of business and to certain other operating covenants with respect to the Business as set forth in the Asset Purchase Agreement. The Asset Sale may have staggered closings, with each facility being sold at different times when requisite closing conditions have been satisfied.

Under the Asset Purchase Agreement, CWGS Ventures, LLC, an affiliate of Buyer (the “CW Investor”), provided the Company a $10 million nonrefundable deposit in exchange for the Company’s obligation to issue 9,708,737 shares (the “APA Shares”) of its common stock, par value $0.0001 (the “Common Stock”), to the CW Investor upon final closing of the transactions contemplated by the Asset Purchase Agreement. Such number of shares equals $10 million divided by $1.03, which was the Minimum Price as defined in Nasdaq Rule 5635(d).

The Asset Purchase Agreement also provides for a 30-day inspection period for the Buyer to inspect the assets and gives the Buyer the right to terminate the agreement if certain material items are discovered. In addition, the Asset Purchase Agreement may be terminated prior to the final closing of the Asset Sale (i) by mutual written consent of the parties, (ii) by the non-breaching party upon certain uncured material breaches of the Asset Purchase Agreement by the other party, (iii) by either Asset Sellers or Buyer in the case of certain governmental actions prohibiting the Transaction, (iv) by either Asset Sellers or Buyer in the event that the Real Estate Purchase Agreement (as defined below) terminates in accordance with its terms, or (v) by either Asset Sellers or Buyer if any of the conditions to the closing of the Asset Sale are not satisfied on or before March 31, 2025.

Also on November 15, 2024, certain other indirect subsidiaries of the Company (collectively, “Real Estate Seller”), entered into a Real Estate Purchase Agreement (the “Real Estate Purchase Agreement” and together with the Asset Purchase Agreement, the “Purchase Agreements”), with certain subsidiaries of Camping World Holding, Inc. (collectively, “Real Estate Buyer”). Pursuant to the Real Estate Purchase Agreement, Real Estate Buyer has agreed to purchase certain of the Real Estate Seller’s properties located in Elkhart, Indiana, Surprise, Arizona and Murfreesboro, Tennessee (the “Properties”) for approximately $48.5 million in cash, subject to certain adjustments and the terms and conditions set forth therein. The purchase and sale of the Properties is subject to a 30-day inspection period for the Real Estate Purchaser to perform inspections of the Properties and gives the Real Estate Purchaser the right to terminate the agreement if certain material items are discovered.

The Real Estate Purchase Agreement will terminate automatically in the event that the Asset Purchase Agreement is terminated in accordance with its terms.

Pursuant to the Purchase Agreements, the Company will use a portion of the proceeds of the transactions contemplated by the Purchase Agreements for the repayment of any indebtedness secured by the Purchased Assets and the Properties.

The foregoing descriptions of the Purchase Agreements and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 2.1 and 2.2 hereto, and are incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

PIPE Purchase Agreements

Also November 15, 2024, the Company entered into the following Securities Purchase Agreements: (i) a Securities Purchase Agreement (the “Alta PIPE Purchase Agreement”) with Alta Fundamental Advisers Master LP (“Alta Fundamental”), Star V Partners LLC (“Star V”) and Blackwell Partners LLC – Series A ( “Blackwell” together with Alta Fundamental and Star V, the “Alta PIPE Purchasers”), for the sale and issuance of 3,474,757 shares of Common Stock to Alta Fundamental at a price per share of $1.03, 2,363,592 shares of Common Stock to Star V at a price per share of $1.03, and 8,724,757 shares of Common Stock to Blackwell at a price per share of $1.03 and (ii) a Securities Purchase Agreement (the “CCM PIPE Purchase Agreement” and together with the Alta PIPE Purchase Agreement, the “PIPE Purchase Agreements”) with Coliseum Capital Partners, L.P. (“CCP”) and Blackwell (Blackwell together with CCP, the “CCM PIPE Purchasers” and together with the Alta PIPE Purchasers, the “PIPE Investors”) each an advisory client of Coliseum Capital Management, LLC, for the sale and issuance of 10,922,330 shares of Common Stock to CCP and 3,640,776 shares of Common Stock to Blackwell, in each case, at a price per share of $1.03 (the shares to be issued under the PIPE Purchase Agreements, the “PIPE Shares”). The closing of the issuance of the PIPE Shares occurred on November 15, 2024. The purchase price for the PIPE Shares was the Minimum Price as defined in Nasdaq Rule 5635(d).

Pursuant to the PIPE Purchase Agreements, the Company has agreed to file with the Securities and Exchange Commission a registration statement related to a proposed rights offering in which the holders of the Company’s stock (other than the PIPE Investors, the Buyer and affiliates thereof who irrevocably waived such rights) will receive non-transferable rights to purchase an aggregate of $25 million of Common Stock at the same price per share as the PIPE Shares.

The Company received gross proceeds of $30 million for the sale of the PIPE Shares pursuant to the PIPE Purchase Agreements. The Company intends to use the net proceeds from the sale of the PIPE Shares for working capital and general corporate purposes, including repayment of indebtedness.

The foregoing descriptions of the PIPE Purchase Agreements are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.1 and 10.2 hereto, and are incorporated herein by reference.

This Current Report on Form 8-K, including the exhibits incorporated by reference herein, shall not constitute an offer to sell or a solicitation of an offer to buy any rights, Common Stock or any other securities, nor shall there be any offer, solicitation or sale of the rights, the Common Stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction.

Registration Rights Agreement

In connection with the issuance of the PIPE Shares, on November 15, 2024, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Alta PIPE Purchasers. Pursuant to the Registration Rights Agreement, the Company is required to prepare and file, on or before December 16, 2024, a registration statement covering the resale of the PIPE Shares issued to the Alta PIPE Purchasers for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Rights Agreement also provides that the Company will bear the expenses relating to such registration and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or state securities laws.

Under the Asset Purchase Agreement, the Company has agreed to enter into a registration rights agreement with the Buyer on substantially the same terms as the Registration Rights Agreement when the APA Shares are issued.

The description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.3 hereto, and incorporated by reference herein.

Preferred Stock Exchange Agreements

On November 15, 2024, the Company entered into Preferred Stock Exchange Agreements (the “Exchange Agreements”) with the holders (the “Holders”) of the Company’s outstanding Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). Pursuant to the Exchange Agreements, the Holders agreed to exchange 600,000 shares of Preferred Stock for 66,488,948 shares of Common Stock (the “Exchange Shares”) in consideration for the termination of the rights associated with the Preferred Stock and the resulting loss of the liquidation preference of the Preferred Stock of approximately $68.5 million. Approximately 150,000 shares of Preferred Stock and 16,622,238 Exchange Shares were exchanged and issued, respectively, on November 15, 2024, with the balance to be automatically exchanged and issued when the Company files an amendment to its Certificate of Incorporation to increase the authorized number of shares of Common Stock necessary to accommodate the exchange of the full amount of the Preferred Stock to Common Stock (the “Charter Amendment”). The necessary stockholders approved the Charter Amendment by written consent on November 15, 2024, and the Charter Amendment will be filed as soon as permitted after the filing of an information statement and required waiting period pursuant to Rule 14c-2 under the Exchange Act. The Company expects this will occur prior to December 31, 2024.

The Exchange Agreements contain customary representations and warranties and covenants for a transaction of this type.

The foregoing description of the terms of the Exchange Agreements is qualified in its entirety by the provisions of the Exchange Agreements, the form of which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

Waiver and Third Amendment to M&T Credit Agreement

The disclosures set forth in Items 2.03 and 3.02 below are incorporated by reference into this Item 1.01.

All of the lenders under the Amended M&T Credit Agreement (as defined below) or their affiliates have various other relationships with the Company and its subsidiaries involving the provision of financial services, and some may serve as a source of retail financing for the Company’s customers.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Waiver and Third Amendment to M&T Credit Agreement

On November 15, 2024, the Company entered into a Limited Waiver and Third Amendment to the Second Amended and Restated Credit Agreement and Consent (the “Amendment”), with Manufacturers and Traders Trust Company (“M&T”), as Administrative Agent, and the lenders party to the Company’s syndicated, senior secured credit agreement (the “M&T Credit Agreement”) with M&T. The M&T Credit Agreement provides us with a floor plan credit facility (the “Floor Plan Credit Facility”) and a revolving credit facility (the “Revolving Credit Facility”).

The Amendment grants the Company waivers of specified defaults and events of default that occurred under the M&T Credit Agreement, including events of default resulting from:

●	its inability to comply with the minimum EBITDA financial covenant with respect to June, July, August, September and October 2024;
●	its inability to comply with the minimum liquidity financial covenant for July, August, September and October 2024;

●	its inability to comply with the minimum current ratio financial covenant for the fiscal quarters ended June 30, 2024 and September 30, 2024;
●	the filing of certain mechanic’s, materialmen’s, construction or similar liens against certain of the Company’s real property, relating to its failure to pay for certain improvements made thereto; and
●	certain cross-defaults under the Company’s term loan agreement with Coliseum Holdings I, LLC, as lender (the “Coliseum Lender”) and the Company’s mortgages with First Horizon Bank relating to the foregoing.

Under the Amendment, the lenders’ aggregate commitment under the Floorplan Facility decreased from $400 million to (a) $325 million, from the date of the Amendment through the date (the “Asset Sale Outside Date”) that is 60 days after the final closing of the asset sales under the Purchase Agreements described in Item 1.01 above (the “Camping World Asset Sales”), and (b) $295 million, thereafter through the maturity date, provided that until the Asset Sale Outside Date, the Company may borrow up to an additional $10 million in floor plan loans (the “Floor Plan Overlimit Loans”), subject to the satisfaction of certain conditions. To the extent the Company borrows Floor Plan Overlimit Loans, the Company agreed to pay the lenders a per annum fee equal to 2.00% of the average daily aggregate principal amount thereof.

The Amendment eliminates testing of the total net leverage ratio, current ratio and minimum EBITDA financial covenants until the fiscal quarter ending March 31, 2026, and the Amendment eliminates testing of the fixed charge coverage ratio financial covenant until the fiscal quarter ending September 30, 2026. The Amendment also changes the required performance targets for compliance with all of the Company’s financial covenants.

The Company also agreed in the Amendment, among other changes:

●	to permanently eliminate its ability to borrow new loans or swingline loans or to request issuance of letters of credit under the Revolving Credit Facility;
●	to make certain mandatory repayments on the Revolving Credit Facility, including the following:

○	on the date of the Amendment, in the amount of $10 million;
○	beginning with the fiscal quarter ending March 31, 2025 and on the last day of each quarter thereafter, in the amount of $2.5 million each quarter;
○	on the date that is two business days after completion of the rights offering to stockholders described under Item 1.01 above, in the amount of 50% of the proceeds thereof; and
○	repayments from time to time in an amount equal to 100% of the net proceeds (less certain costs, fees and expenses and after repayment of any indebtedness required to be repaid in connection therewith) received from any sale or refinancing of the Company’s real estate, excluding real property to be sold in the Camping World Asset Sales and certain real property located in Waller, Texas that the Company is attempting to sell;

●	to deliver to the Administrative Agent second-lien mortgages, which will secure the Company’s remaining obligations under the Revolving Credit Facility, on all of the Company’s real property that is currently mortgaged to the Coliseum Lender, except for real property to be sold in the Camping World Asset Sales and certain real property located in Waller, Texas that the Company is attempting to sell;
●	until March 31, 2025, to continue engaging CR3 Partners as the Company’s financial advisor, and to continue engaging CR3 Partners (or an employee thereof) as the Company’s interim chief financial officer until a permanent chief financial officer reasonably acceptable to the Administrative Agent is selected and approved by the Company’s board of directors;
●	to additional restrictions on investments, indebtedness, dividends and other restricted payments, transactions with affiliates and acquisitions; and
●	to replace the leverage-based pricing grid from the M&T Credit Agreement with a fixed margin over SOFR or the Base Rate (as applicable), described further below.

After giving effect to the Amendment, the Floor Plan Credit Facility bears interest at (a) one-month term SOFR or daily SOFR plus 2.55% or (b) the Base Rate plus 1.55%, and the Revolving Credit Facility bears interest at (x) one-month term SOFR or daily SOFR plus an applicable margin of 3.40% or (b) the Base Rate plus a margin of 2.40%. After giving effect to the Amendment and the repayment of a portion of the principal amount thereof described above, the outstanding balance of the Revolving Credit Facility is $31.0 million.

Under the terms of the Amendment, if the Company fails to consummate all of the Camping World Asset Sales on or before March 31, 2025, or if it terminates the Purchase Agreements before consummation of those sales, it will constitute an event of default under the M&T Credit Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.5 hereto and incorporated herein by reference.

This Current Report on Form 8-K, including the exhibits incorporated by reference herein, shall not constitute an offer to sell or a solicitation of an offer to buy any rights, Common Stock or any other securities, nor shall there be any offer, solicitation or sale of the rights, the Common Stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

APA Shares and PIPE Shares

The information contained above under Item 1.01, to the extent required by Item 3.02 of Form 8-K, is hereby incorporated by reference herein. Based in part upon the representations of the PIPE Investors in the PIPE Purchase Agreements and the CW Investor under the Asset Purchase Agreement, the offer and sale of the PIPE Shares and the APA shares was or will be, as applicable, made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act. Neither the PIPE Shares nor the APA Shares have been registered with the Securities and Exchange Commission or the securities commission of any state and may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements. The sale of the PIPE Shares and the APA Shares did not involve a public offering and was made without general solicitation or general advertising. Each of the PIPE Investors and the CW Investor represented that such person is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act and that such person is acquiring the PIPE Shares or the APA Shares, as applicable, for its own account for investment only and with no present intention of distributing any of the PIPE Shares or the APA Shares, as applicable, or any arrangement or understanding with any other persons regarding the distribution of the PIPE Shares or the APA Shares, as applicable.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Exchange Shares

The information contained above under Item 1.01, to the extent required by Item 3.02 of Form 8-K, is hereby incorporated by reference herein. The shares of Common Stock issued pursuant to the Exchange Agreements were issued solely to holders of Preferred Stock, upon exchange pursuant to the exemption from registration provided under Section 3(a)(9) of the Securities Act. This exemption is available to the Company because the shares of Common Stock were exchanged by the Company with its existing security holders with no commission or other remunerations being paid or given for soliciting such an exchange.

Item 3.03 Material Modification to Rights of Security Holders.

On November 15, 2024, in connection with the issuance of the PIPE Shares and pursuant to the Company’s Certificate of Designations of Series A Convertible Preferred Stock, because the Company issued and sold PIPE Shares at a price less than the prior $9.65 conversion price of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”), the conversion price of the Preferred Stock was adjusted to $4.50 per share (the “Conversion Price Adjustment”). After this adjustment to the conversion price of the Preferred Stock and taking into account accrued dividends on the Preferred Stock as of November 15, 2024, the 600,000 shares of the Preferred Stock outstanding prior to the consummation of the transactions contemplated by the Exchange Agreements would convert into a total of 15,212,254 shares of Common Stock (adjusted from 5,962,733 as of on the original issue date of the Preferred Stock and adjusted from 7,096,747 as of immediately prior to the issuance of the PIPE Shares after taking into account such accrued dividends). The Conversion Price Adjustment does not change the number of Exchange Shares the Holders will receive pursuant to the Exchange Agreements, but rather only the number of shares of Common Stock underlying the shares of Preferred Stock that shall remain outstanding until after the Charter Amendment becomes effective.

Also on November 15, 2024, pursuant to the warrants (the “Warrants”) to purchase in the aggregate up to 2,000,000 shares of Common Stock issued to CCP and Blackwell, because the Company issued and sold PIPE Shares at a price less than the prior $5.25 price per share at which shares of Common Stock may be purchased upon exercise of the Warrants (the “Warrant Price”), the Warrant Price was adjusted to $1.03. After this adjustment to the Warrant Price, the Warrants may be exercised to purchase up to an aggregate of 10,194,174 shares of Common Stock.

Item 7.01 Regulation FD Disclosure.

On November 15, 2024, the Company issued a press release announcing, among other things, the entry into the transactions described herein and its proposed rights offering to stockholders. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any rights, Common Stock or any other securities, nor shall there be any offer, solicitation or sale of the rights, the Common Stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of November 15, 2024, by and among Foley RV Centers, LLC, Camping World RV Sales, LLC, Olinger RV Centers, LLC, Arizona RV Centers and Shipp’s RV Centers, LLC, as Buyers, Lazydays RV of Surprise, LLC, Lazydays RV of Wisconsin, LLC, LDRV of Nashville, LLC, Lazydays RV of Elkhart, LLC, Lazydays RV of Iowa, LLC and Lazydays RV of Oregon, LLC, as Sellers, Lazydays Holdings, Inc., as Seller Guarantor, Camping World Holdings, Inc., as Buyer Guarantor, and CWGS Ventures, LLC.

2.2	Real Estate Purchase Agreement, dated as of November 15, 2024, by and among LD Real Estate, LLC, Lazydays Land of Phoenix, LLC and FRHP Lincolnshire, LLC.

10.1	Securities Purchase Agreement, dated as of November 15, 2024, by and among Lazydays Holdings, Inc., Coliseum Capital Partners, L.P. and Blackwell Partners LLC – Series A.

10.2	Securities Purchase Agreement, dated as of November 15, 2024, by and among Lazydays Holdings, Inc., Alta Fundamental Advisers Master LP, Star V Partners LLC and Blackwell Partners LLC – Series A.

10.3	Registration Rights Agreement, dated as of November 15, 2024, by and among Lazydays Holdings, Inc. and Alta Fundamental Advisers Master LP, Star V Partners LLC and Blackwell Partners LLC – Series A.

10.4	Form of Preferred Stock Exchange Agreement, dated as of November 15, 2024, between Lazydays Holdings, Inc. and the holders of Series A Convertible Preferred Stock.

10.5	Waiver and Third Amendment to Second Amended and Restated Credit Agreement and Consent, dated November 15, 2024, by and among LDRV Holdings Corp., the other loan parties party thereto, each of the lenders and Manufacturers and Traders Trust Company.

99.1	Press Release, dated November 15, 2024, announcing comprehensive recapitalization and asset sales resulting in significantly strengthened balance sheet and streamlined operational footprint.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

November 15, 2024	By:	/s/ Ronald K. Fleming
Date		Ronald K. Fleming
Interim Chief Executive Officer